Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated November 14, 2024 in connection with their beneficial ownership of Energy Recovery, Inc. Each of TAM UK International Holdings Limited, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Limited, Threadneedle Asset Management Limited and Threadneedle Investment Services Limited authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By: /s/ Michael G. Clarke

Name: Michael G. Clarke

Title: Senior Vice President, North America Head of Operations & Investor Services

TAM UK International Holdings Limited

Threadneedle Holdings Limited

TAM UK Holdings Limited

Threadneedle Asset Management Holdings Limited

TC Financing Ltd

Threadneedle Asset Management Limited

Threadneedle Investment Services Limited

By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By: /s/ Michael G. Clarke

Name: Michael G. Clarke

Title: Senior Vice President, North America Head of Operations & Investor Services